NOTE AND WARRANT PURCHASE AGREEMENT

         THIS NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is entered into as of March 7, 2005, by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), with headquarters located at 336 Bollay Drive, Santa Barbara, California 93117, and ST. CLOUD INVESTMENTS, LTD., a British Virgin Islands company (the "Purchaser").

                                    RECITALS

         A. The parties hereto have agreed to a Non-Binding Letter of Intent (the "Letter of Intent").

         B. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         C. The Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (a) up to FIFTEEN MILLION DOLLARS ($15,000,000) of the Company's Secured Convertible Promissory Notes in the form attached hereto as Exhibit A (collectively, the "Notes"), and (b) warrants, in the form attached hereto as Exhibit B (collectively, the "Warrants"), to acquire shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as "Warrant Shares." The shares of Common Stock issuable on the conversion of the Notes, including any share of Common Stock issued for interest payments under the Notes, are referred to herein as the "Conversion Shares." The Notes, the Warrants, the Warrant Shares and the Conversion Shares are collectively referred to herein as the "Securities."

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering (a) a Security Agreement in the form attached hereto as Exhibit C (the "Security Agreement"), pursuant to which the Company is granting to Purchaser a security interest in the Collateral (as defined therein) as security for the repayment of the Notes, and (b) a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I

                     PURCHASE AND SALE OF NOTES AND WARRANTS

1.1 Line of Credit Commitment. The Purchaser agrees, on the terms of and subject to the conditions specified in this Agreement, to purchase from the Company on one or more dates prior to July 1, 2006 (the "Commitment Expiration Date") an aggregate principal amount of sum of up to FIFTEEN MILLION DOLLARS ($15,000,000) of Notes (the "Credit Commitment").

1.2 Drawdowns. The Purchaser agrees to purchase ONE MILLION DOLLARS ($1,000,000) of Notes (the "Monthly Amount") at the Initial Closing (as defined below). Each month thereafter in which the Company desires to borrow additional amounts under the terms and conditions set forth in this Agreement, the Company shall deliver to Purchaser a new Borrowing Request in the form attached hereto as Exhibit E specifying an amount, up to the Monthly Amount, the Company desires to borrow. The Borrowing Request must be received by the Purchaser at least thirty (30) days prior to the requested funding date. Upon receipt of such Borrowing Request, Purchaser shall, in its sole and absolute discretion, either accept or reject, in part or in total, the Company's Borrowing Request by delivering to the Company a certificate (the "Funding Acceptance Certificate") not less than ten (10) business days after receipt of the Borrowing Request evidencing Purchaser's desire to purchase additional Notes at a Subsequent Closing (defined below). In the event Purchaser delivers a Funding Acceptance Certificate to the Company and elects to purchase additional Notes, funds will be delivered by Purchaser no later than thirty (30) days following the date of the Borrowing Request. In the absence of either a Borrowing Request delivered by the Company to the Purchaser or a Funding Acceptance Certificate delivered by the Purchaser to the Company evidencing Purchaser's election to purchase additional Notes in a Subsequent Closing, there shall be no obligation of the Company to sell and no obligation of the Purchaser to purchase additional Notes. If in any month the Company does not borrow the full Monthly Amount, then any unused borrowing may be carried forward and the funding of such amounts may be requested by the Company in subsequent months' Borrowing Requests. Notwithstanding the foregoing, in the event Purchaser has purchased Notes with an aggregate principal amount at least of $7.0 million and such Notes remain outstanding, the Company shall not be permitted to submit a subsequent Borrowing Request unless (a) the Company has reserved, solely for the issuance and delivery upon the conversion of the Notes and exercise of the Warrants, such number of the Conversion Shares and Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the conversion of the Notes and upon exercise of the Warrants, including a sufficient number of Conversion Shares and Warrant Shares issuable in connection with the Notes and Warrants to be issued pursuant to such subsequent Borrowing Request, or (b) the Company has first amended its Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock and has reserved, solely for the issuance and delivery upon the conversion of the Notes and exercise of the Warrants, such number of the Conversion Shares and Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the conversion of the Notes and upon exercise of the Warrants, including a sufficient number of Conversion Shares and Warrant Shares issuable in connection with the Notes and Warrants to be issued pursuant to such subsequent Borrowing Request. The last Borrowing Request will be delivered no later than the Commitment Expiration Date.

     1.3 Warrants. In consideration for the purchase by the Purchaser of the Notes, the Company will issue to the Purchaser, simultaneously with the issuance and sale of each Note, a Warrant to purchase that number of shares of Common Stock that is equal one-quarter (1/4) share for each Conversion Share to be received. The exercise price per share shall be equal to one hundred ten percent (110%) of the average of the closing sales prices of the shares of the Company's Common Stock on a national exchange or over-the-counter trading system during all trading days of the full calendar month prior to the date on which the Warrant is issued.

                  1.4 Closings. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, the initial closing under this Agreement (the "Initial Closing") will be held on March 7, 2005, or on such other date as the parties shall mutually agree (the "Initial Closing Date"), and each subsequent closing (each a "Subsequent Closing" and, together with the Initial Closing, the "Closings") shall occur on the date specified by the applicable Borrowing Request (which date shall be thirty (30) days after the date of such Borrowing Request, assuming acceptance of such Borrowing Request by Purchaser as evidenced by Purchaser's delivery of a Funding Acceptance Certificate), or on such other date as the parties shall mutually agree (each a "Subsequent Closing Date" and, together with the Initial Closing Date, the "Closing Dates").

     1.5 Delivery. At each Closing, the Purchaser shall pay to the Company the aggregate purchase price for the Note so purchased (equal to the face principal amount of such Note) by wire transfer to the account designated by the Company. Upon receipt of such funds, the Company shall deliver to the Purchaser a duly executed Note and related Warrant.

     1.6 Purchaser's Termination of Obligations. The Purchaser may terminate its obligations hereunder with respect to any unused portion of the Credit Commitment at any time upon ten (10) days' prior written notice if, in the Purchaser's reasonable judgment, the operations of the Company are not meeting their business objectives as expected.

     1.7 Letter of Intent. The Letter of Intent is hereby superceded and terminated.


                  ARTICLE II

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     The Purchaser represents and warrants to the Company, as of the date hereof and as of each Closing Date, as set forth in this Article II. The Purchaser makes no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     2.1 Investment Purpose. Purchaser is purchasing the Securities for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. The Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Notes or Warrants or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement.

     2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     2.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Notes and Warrants.

     2.4 Information. The Company or its counsel have made available all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser, including without limitation the Company's Annual Report on Form 10-K for the Year ended December 31, 2003, Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 filed with the SEC (such documents, together with any periodic report filed hereafter, collectively, the "SEC Documents") as well as any press release issued through the Closing Date. The Purchaser has been afforded the opportunity to ask questions of the Company, was permitted to meet with the Company's officers and has received what the Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its representations shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Article III. The Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Documents. Purchaser acknowledges it has reviewed the disclosures presented under the caption "Risk Factors" in the Company's Form 10-Qs and Form 10-Ks.

     2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder in order for such resale to be allowed, (iii) the Company is under no obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement) and (iv) the Company has agreed to register the shares of Common Stock as provided in the Registration Rights Agreement. Prior to any transfer (other than a routine transfer pursuant to Rule 144), the Purchaser shall deliver to the Company an opinion of counsel, in form and substance reasonably acceptable to the Purchaser, that the shares are transferable without prior registration and any transferee shall agree to restrictions on transfers substantially in the form provided pursuant to this Section 2.6. The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 2.6.

     2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Securities, until such time as the Securities been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in Article V hereof), the certificates for the Securities will bear a restrictive legend (the "Legend") in the following form:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A NOTE AND WARRANT PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND MAY BE OBTAINED BY HOLDER WITHOUT CHARGE.

     2.8 Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application.

                  2.9 Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.

                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as of the date hereof and as of each Closing Date that:

     3.1 Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby.

                  3.2 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue, sell and perform its obligations with respect to the Securities in accordance with the terms hereof and thereof and the terms of the Securities in accordance with the terms and conditions of the Warrants; (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of all of the Securities) have been duly authorized by all necessary corporate action and, except as set forth on
Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby;
(c) this Agreement, the Registration Rights Agreement, certificates for the Securities have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement, the Securities constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

                  3.3 Capitalization. The capitalization of the Company as of December 31, 2004, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for, any shares of Common Stock and the number of shares to be reserved for issuance upon exercise of the Warrants is set forth on Schedule
3.3 hereof. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in
Schedule 3.3 hereof, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) issuance of the Securities will not trigger antidilution rights for any other outstanding or authorized securities of the Company, except as provided in Schedule 3.3 hereof; and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement and except as provided in Schedule 3.3 hereof). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws as in effect on the date hereof (the "Bylaws"). The Company has set forth on Schedule
3.3 hereof all instruments and agreements (other than the Certificate of Incorporation and Bylaws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser).

                  3.4 Issuance of Shares. The Company has currently 8,739,950 shares of Common Stock duly authorized and reserved for issuance pursuant to the conversion of the Notes and the exercise of the Warrants. Such shares, as well as any additional shares of Common Stock subsequently authorized by the Company's stockholders and Board of Directors for issuance pursuant to the conversion of the Notes and the exercise of the Warrants, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances imposed or suffered by the Company and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Notes and Warrants are duly authorized and validly issued, fully paid and nonassessable, and free from all liens, claims and encumbrances imposed or suffered by the Company and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

                  3.5 No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities do not and will not (a) result in a violation of the Certificate of Incorporation or Bylaws or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries, is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 3.5 hereof, or except
(A) such as may be required under the Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC, and (C) compliance with the state securities or Blue Sky laws of applicable jurisdictions, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof.

                  3.6 SEC Documents. Since December 31, 2003, the Company has timely filed the SEC Documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has made available to the Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. The consolidated financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the consolidated financial statements or the notes thereto of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and not required under generally accepted accounting principles to be reflected in such financial statements. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect.

                  3.7 Absence of Certain Changes. Since September 30, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or clearly evident to a sophisticated institutional investor from the SEC Documents and the press releases issued by the Company after September 30, 2004.

                  3.8 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the best of the Company's knowledge or to the knowledge of any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts known to the Company (other than as disclosed in the SEC Documents) which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                  3.9 Disclosure. No information relating to or concerning the Company set forth in this Agreement contains an untrue statement of a material fact. No information relating to or concerning the Company set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company which has not been publicly disclosed.

3.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between the Purchaser and the Company, are "arms-length," and that any statement made by Purchaser (except as set forth in Article II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Company and its representatives.

                  3.11 No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby

                  3.12 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from the registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of the Purchaser.

                  3.13 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

                  3.14 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for its most recently ended fiscal year. Neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect.

                  3.15 Key Employees. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries. "Key Employee" means each of Gary S. Kledzik, Chairman of the Board and Chief Executive Officer, and David E. Mai, President.

                  3.16 Takeover Statute; Rights Agreement. The Company has taken all necessary actions such that the provisions of Section 203 of the DGCL does not and will not apply to this Agreement or the Securities issuable hereunder or thereunder. The Company has taken all necessary actions such that the provisions of Section 203 of the DGCL did not apply to prior purchases of debt and equity securities by the Purchaser, including, but not limited to, purchases made pursuant to that certain Convertible Debt and Warrant Purchase Agreement dated as of December 19, 2002 and purchases made pursuant to that certain Unsecured Convertible Debenture and Warrant Purchase Agreement dated as of August 28, 2003. Consummation of the transactions contemplated by this Agreement shall result in Purchaser being deemed an "Acquiring Person" within the meaning of
Section 1(a) of the Preferred Stock Rights Agreement, by and between the Company and U.S. Stock Transfer Corporation, dated July 13, 2000 as amended by Amendment No. 1 on April 24, 2001 and as amended by Amendment No. 2 on December 31, 2004 ("Rights Agreement"). The Board of Directors of the Company has approved Amendment No. 4 amending Section 1(a) of the Rights Agreement to exclude Purchaser from the definition of Acquiring Person thereunder. As a result, as a consequence of this Agreement and the transactions contemplated hereby, (i) Purchaser shall not be an "Acquiring Person" within the meaning of the Rights Agreement, (ii) a "Triggering Event" (as defined in the Rights Agreement) shall not have occurred and (iii) the Rights (as defined in the Rights Agreement) shall not separate from the Company's Common Stock as a result of any of the transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

     4.1 Reasonable Efforts. The parties shall use their commercially reasonable efforts to timely satisfy each of the conditions described in Articles VI and VII of this Agreement.

                  4.2 Securities Laws. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to the Purchaser within fifteen (15) days after the Closing Date. The Company shall, on or prior to the Closing Date, take such action as is necessary to sell the Securities to the Purchaser under applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

                  4.3 Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                  4.4 Anti-Dilution Upon Subsequent Offering. In the event that upon a subsequent financing transaction pursuant to which the Company offers Additional Securities (as defined below) to third parties, the Company issues or sells such Additional Securities for a purchase price per share of less than the Conversion Price of the Notes (as defined in Exhibit A) or the Exercise Price of the Warrants (as defined in Exhibit B), the Purchaser shall adjust the Conversion Price of the Notes and/or the Exercise Price of the Warrants to such lower price. In addition, in the event that the Company consummates any subsequent financing transaction in which the warrant coverage provided to the lenders or investors in such transaction is more favorable than the terms hereof (i.e., greater than one-quarter (1/4) share of Common Stock per Conversion Share received), irrespective of the exercise price per share underlying such warrants, then the Purchaser shall receive additional Warrants as necessary to receive the same warrant coverage on the Notes purchased hereunder as is provided in such other financing transaction at a per share exercise price equal to the lesser of (i) the exercise price per share underlying the warrants issued in the subsequent financing and (ii) the then current Exercise Price. For purposes of this Agreement, "Additional Securities" shall mean shares of Common Stock or securities convertible or exchangeable into Common Stock, other than:
(i) securities issued upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or with respect to which the Company has entered into an agreement relating to the future issuance of; (ii) the grant of additional options or warrants, or the issuance of additional securities, under any employee, director or consulting stock option, stock purchase or restricted stock plan of Company as approved by the Company's Board of Directors; or (iii) any firm commitment underwritten public offering.

                  4.5 Extension of Term of Existing Warrants. As additional inducement for the Purchaser to enter into this Agreement and perform its obligations hereunder, the period for exercise of each of the outstanding warrants as listed on Schedule 4.5 which are currently held by the Purchaser, shall be extended to December 31, 2013.

                  4.6 Information. The Company agrees to make available the following reports to the Purchaser until the Purchaser transfers, assigns or sells all of its Securities in transactions in which the transferee is (unless such transferee is an affiliate of the Company) not subject to securities law resale restrictions: (a) within three (3) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) business day after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to any Purchaser any information with respect to the Company, its properties, or its business or Purchaser's investment as the Purchaser may reasonably request; provided, however, that the Company shall not be required to give any Purchaser any material nonpublic information. If any information requested by a Purchaser from the Company contains material nonpublic information, the Company shall inform the Purchaser in writing that the information requested contains material nonpublic information and shall in no event provide such information to Purchaser without the express written consent of the Purchaser after being so informed.

                  4.7 Prospectus Delivery Requirement. The Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by the Purchaser of the Warrant Shares or Conversion Shares being sold, and the Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

                  4.8 Hedging Transactions. The Purchaser has no existing short position with respect to the Common Shares. The Purchaser agrees not to, directly or indirectly, enter into any short sales with respect to the Common Shares prior to the date on which the Purchaser is entitled to sell, transfer the number of shares of Common Stock as to which the Purchaser proposes to establish a short position. This Section 4.8 shall not prohibit Purchaser from at any time entering into options contracts with respect to the Common Shares, including puts and calls including delivering Common Stock in satisfaction of any exercised options.

                  4.9 Use of Proceeds. The Company will use the proceeds of the sale of the Securities for working capital or such other purposes as management or the Company's Board of Directors shall determine.

                  4.10 Negative Covenants. So long as Notes with an aggregate principal amount of at least $1.0 million are outstanding, the Company shall not do any of the following without the Purchaser's prior written consent:

(a) Engage in any business other than the businesses currently engaged in by the Company or reasonably related thereto;

(b) Authorize or issue, or obligate itself to issue any debt security, or authorize or designate (or obligate itself to do so), whether by reclassification or otherwise, any new class or series of stock, or any other securities convertible into equity securities of the Company; provided, however, that if the Purchaser has declined a Borrowing Request pursuant to Section 1.2 above, the Purchaser's consent shall not be unreasonably withheld;

(c) Authorize a merger, acquisition or sale of substantially all of the assets of the Corporation (other than a merger exclusively to effect a change of domicile of the Company);

(d) Acquire a material amount of assets through a merger or purchase of all or substantially all of the assets or capital stock of another entity;

(e) Declare or pay any distribution with respect to its shares of Common Stock or Preferred Stock;

(f) Transfer or grant of rights in any of the Company's technology other than that of licenses that are incidental to either research, development, manufacturing, distribution or sales of the Company's products in the ordinary course of business;

(g) Take any action to effect any addition to the Company's Board of Directors;

(h) Increase the authorized shares of the Company other than as contemplated by this Agreement; or

(i)      Voluntarily liquidate or dissolve.

                  In the event of a breach of this Section 4.10, any and all obligations of the Company to Purchaser shall become immediately due and payable, at the option of Purchaser, without notice or demand. The occurrence of any such breach shall also constitute, without notice or demand, a default under all other agreements between Purchaser and Company and instruments and papers given Purchaser by the Company, whether such agreements, instruments, or papers now exist or hereafter arise. In addition, in the event of a breach of this
Section 4.10, Purchaser shall have the right, upon written notice to the Company, to cause the Company to call a special meeting of its stockholders for the purpose of electing to the Company's Board of Directors a majority of members designated by Purchaser.

4.11 Reservation of Conversion Shares. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the conversion of the Notes, such number of the Conversion Shares and other stock, securities and property, as from time to time shall be issuable upon the conversion of the Notes and issuable upon the conversion of the Conversion Shares.

4.12 Takeover Statute. If any takeover statute, including any corporate takeover provision under laws of the State of Delaware or any other state or federal "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company, as necessary, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

4.13 Amendment to Rights Agreement. In order to ensure the transactions contemplated hereby would not (a) result in the occurrence of a "Triggering Event" under the Rights Agreement, (b) cause Purchaser to become an "Acquiring Person" as defined in the Rights Agreement or (c) otherwise cause the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance or exercise of any "Rights Certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization, including the exclusion of Purchaser from the definition of "Acquiring Person" thereunder.

                                   ARTICLE V

           LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

5.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144 and the holder provides the Company with reasonable assurances that the Security can be so sold without restriction or (d) such Security can be sold pursuant to Rule 144(k). The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus in connection with such sale, or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to the registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause
(b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

                  5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Securities in such amounts determined in accordance with the terms of the Securities. Such certificates shall bear the Legend only to the extent provided by Section 5.1 above. The Company covenants that no instruction other than such instructions referred to in this Article V, and stop transfer instructions to give effect to Section 2.6 hereof in the case of the Securities prior to registration of the Securities under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities
Act) and which delivers to the Company in written form the same representations, warranties and covenants made by Purchaser hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by the Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  ARTICLE VI

                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

6.1 Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Notes and Warrants to the Purchaser at each Closing, is subject to the satisfaction, as of the date of any such Closing and with respect to the Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (i) The Purchaser shall have executed and delivered the signature page to this Agreement and the Registration Rights Agreement;

(ii) The Purchaser shall have wired the Borrowing Request amount to the account designated by the Company.

(iii) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of each Closing as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to each Closing.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VII

              CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE

7.1 The obligation of the Purchaser hereunder to purchase the Notes and the Warrants to be purchased by it at each Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

(i) The Company shall have executed and delivered the signature page to this Agreement, the Security Agreement and the Registration Rights Agreement at the Initial Closing or related signed Borrowing Request for each Subsequent Closing.

(ii) The Company shall have delivered to the Purchaser's counsel duly issued Notes being so purchased by Purchaser and Warrants being issued to the Purchaser at such Closing.

(iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of such Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing Date. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date and each Subsequent Closing Date to the foregoing effect.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(v) That certain Convertible Debt and Warrant Purchase Agreement dated December 19, 2002 between the Company and Purchaser shall be amended to provide that in the event that the Company consummates a subsequent financing transaction in which the warrant coverage provided to the lenders or investors in such transaction is more favorable than the terms thereof, irrespective of the exercise price per share underlying such warrants, then the Purchaser shall receive additional warrants as necessary to receive the same warrant coverage on the notes purchased thereunder as is provided in such other financing transaction at a per share exercise price equal to the lesser of (x) the exercise price per share underlying the warrants issued in the subsequent financing and (y) the then current exercise price on the outstanding warrants issued in connection with the Convertible Debt and Warrant Purchase Agreement.

(vi) The outstanding Debentures issued pursuant to that certain Unsecured Debenture and Warrant Purchase Agreement dated August 28, 2003 which are currently held by Purchaser shall be amended (x) to provide that the conversion price of the Debentures and the exercise price underlying the warrants issued in connection with the Debentures will be subject to normal "full ratchet" anti-dilution protection in the event the Company consummates a subsequent financing in which the Company sells shares of Common Stock or securities convertible into or exchangeable for Common Stock at a per share price less than the then applicable conversion price or exercise price; (y) to provide that in the event the Company consummates a subsequent financing in which the warrant coverage provided therein (i.e. the number of warrant shares issuable upon exercise of the warrant) is more favorable than the warrant coverage provided in this transaction, irrespective of the exercise price of such warrants, Purchaser shall receive additional warrants to match such increased coverage as provided in the subsequent financing at an exercise price equal to the lesser of (i) the exercise price per share underlying the warrants issued in the subsequent financing or (ii) the then current exercise price on the outstanding warrants issued in connection with the Debentures; and (z) to remove the limitation set forth in Section 4(f) limiting Purchaser's ability to convert the Debenture if such a conversion would result in Purchaser beneficially owning greater than 4.95% of the Company.

(vii) The Company shall have obtained the prior written consent of the holders of a majority of the outstanding principal amount of Debentures, excluding the principal amount of the Debentures held by the Purchaser.

(viii) In the event Purchaser has purchased Notes with an aggregate principal amount at least of $7.0 million and such Notes remain outstanding, the Company shall not be permitted to submit a subsequent Borrowing Request unless (a) the Company has reserved, solely for the issuance and delivery upon the conversion of the Notes and exercise of the Warrants, such number of the Conversion Shares and Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the conversion of the Notes and upon exercise of the Warrants, including a sufficient number of Conversion Shares and Warrant Shares issuable in connection with the Notes and Warrants to be issued pursuant to such subsequent Borrowing Request, or
     (b) the Company has first amended its Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock and has reserved, solely for the issuance and delivery upon the conversion of the Notes and exercise of the Warrants, such number of the Conversion Shares and Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the conversion of the Notes and upon exercise of the Warrants, including a sufficient number of Conversion Shares and Warrant Shares issuable in connection with the Notes and Warrants to be issued pursuant to such subsequent Borrowing Request.

(ix) Upon the separate written request of Purchaser, Purchaser shall have received a legal opinion from the Company's outside legal counsel, dated as of the Initial Closing Date and each Subsequent Closing Date in the form attached hereto as Exhibit F.

                                  ARTICLE VIII

                          GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of Santa Barbara in the State of California in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and the Purchaser further agrees that service of process upon the Company or the Purchaser, as applicable, mailed by the first class mail in accordance with
Section 8.6 shall be deemed in every respect effective service of process upon the Company or the Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to a trial by jury under applicable law.

                  8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties as soon as practicable thereafter.

                  8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  8.5 Entire Agreement: Amendments. The Letter of Intent is superceded by this Agreement, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

                  8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                           If to the Company:
                           -----------------
                           Miravant Medical Technologies
                           336 Bollay Drive
                           Santa Barbara, CA 93117
                           Attention: Gary S. Kledzik
                           Facsimile: (805) 685-7981

                           with copy to:

                           Sheppard Mullin Richter & Hampton, LLP

                           800 Anacapa Street

                           Santa Barbara, CA 93101

                           Attention:  Joseph E. Nida, Esq.
                           Facsimile: (805) 568-1955

                           with copy to:
                           ------------
                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304-1050
                           Attention:  John Sheridan, Esq.
                           Facsimile:  (650) 493-6811


                           If to the Purchaser:

                           ================================
                           --------------------------------
                           Attention: ________________________

                           Facsimile: ________________________

                           with a copy to:
                           --------------
                           Stradling Yocca Carlson & Rauth
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, CA 92660
                           Attention: Bruce Feucther
                           Facsimile:  (949) 823-5123

8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may assign its rights and obligations hereunder, in whole or in part, to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities
Act) and agrees in writing to be bound by this Agreement. This provision shall not limit the Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Purchaser's rights hereunder to any such transferee. In that regard, if Purchaser sells all or part of its Common Shares to someone that acquires the shares subject to restrictions on transferability (other than restrictions, if any, arising out of the transferee's status as an affiliate of the Company), Purchaser shall be permitted to assign its rights hereunder, in whole or in part, to such transferee.

                  8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  8.9 Survival. The representations and warranties of the Company and the agreements and covenants shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify and hold harmless the Purchaser and each of the Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred. The representations and warranties of the Purchaser shall survive the Closing hereunder and the Purchaser shall indemnify and hold harmless the Company and each of its officers, directors, employees, partners, agents and affiliates for any loss or damage arising as a result of the breach of the Purchaser's representations and warranties.

                  8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.11 Legal Expenses. The Company will pay the Purchaser's actual documented legal expenses not to exceed $35,000.

                  8.12 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to the Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a material breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

                  8.13 Final Agreement. This Agreement, when executed by the parties hereto, shall constitute the final agreement between the parties and upon such execution the Purchaser and the Company accept the terms hereof and have no cause of action against each other for prior negotiations preceding the execution of this Agreement.

                  8.14 Facsimile Signatures/Counterparts. The Closing of this transaction will occur through the exchange of signature pages by facsimile and fully executed copies shall be subsequently exchanged.

                            [Signatures on next page]

         IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

                                    COMPANY:

                                                  MIRAVANT MEDICAL TECHNOLOGIES


                                                     By:
                                                        ------------------------
                                                   Name:    John M. Philpott
                                                Title:   Chief Financial Officer


                                   PURCHASER:

                                                     ST. CLOUD INVESTMENTS, LTD.
                                                     a British Virgin Islands
                                                     company

                                                     By:
                                                        ------------------------
                                                              Name:
                                                              Title:

                                    Exhibit A

                                       to

                       Note and Warrant Purchase Agreement

                            CONVERTIBLE SECURED NOTE

                                    Exhibit B

                                       to

                       Note and Warrant Purchase Agreement

                                     WARRANT

1)

                                    Exhibit C

                                       to

                       Note and Warrant Purchase Agreement

                               SECURITY AGREEMENT

                                    Exhibit D

                                       to

                       Note and Warrant Purchase Agreement

                          REGISTRATION RIGHTS AGREEMENT

                                    Exhibit E

                                       to

                       Note and Warrant Purchase Agreement

                                BORROWING REQUEST

TO:               ____________________ (the "Purchaser")
                                             ---------

DATE:             ____________________

         Miravant Medical Technologies (the "Company") hereby gives notice that it requests to the Borrower on the ___ day of ____________, 200__ the sum of $_____________. The Company will deliver the Convertible Promissory Note, in the form attached as Exhibit A and the Warrant in the form attached as Exhibit B, upon receipt of the funds.

Date: ______________                        MIRAVANT MEDICAL TECHNOLOGIES


                                                     By:
                                                        ------------------------
                                                              Name:
                                                              Title:

                                List of Schedules

                                       to

                       Note and Warrant Purchase Agreement

Schedule 3.2      -        Authorization; Enforcement

Schedule 3.3      -        Capitalization

Schedule 3.5      -        Conflicts

Schedule 4.5  -            Warrants

                                  SCHEDULE 3.2

                                       TO

                       NOTE AND WARRANT PURCHASE AGREEMENT

                           AUTHORIZATION; ENFORCEMENT

There currently are available only 8,739,950 shares of authorized common stock.

                                  SCHEDULE 3.3

                                       TO

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                 CAPITALIZATION

                             AS OF DECEMBER 31, 2004

                                                              Number of Shares

Authorized Stock as:

         Preferred Stock......................................    30,000,000
         Common Stock.........................................    75,000,000

Outstanding Stock:

         Preferred Stock......................................     1,112,966
         Common Stock.........................................    36,718,605

Stock Options:

         Issued ($2.57 avg exercise price)                             5,028,254
         Exercisable (vested; $2.98 avg exercise price)                3,541,652


Warrants:

         Issued ($0.85 avg exercise price)                        10,005,750


Other Convertible Instruments:

         Reserved for Preferred Stock conversion                       1,112,966

Convertible Debentures Issued                                     10,317,026


Note: There currently are available only 8,739,950 shares of authorized common stock.

                                  SCHEDULE 3.5

                                       TO

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                    CONFLICTS

                                      None

                                  SCHEDULE 4.5

                                       TO

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                    WARRANTS


                                                     Warrant         Exercise
         Description                                    Shares         Price            Expiration Date
         ---------------------------                 ---------------------------        ---------------
         August 2002 Warrant                            300,000        $ 0.50           August 28, 2007
         August 2002 Warrant                         2,500,000         $ 0.50           October 27, 2007
         December 2002 Warrant                         250,000         $ 0.50            December 31, 2008
         August 2003 Warrant                         3,450,000         $ 1.00            August 28, 2008
         December 2002 Warrant                       1,575,000         $ 1.00            December 31 2008
